UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 8, 2008

The PMI Group, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-13664	94-3199675
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

PMI Plaza, 3003 Oak Road, Walnut Creek, California		94597
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	925-658-7878

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

As disclosed in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2007, our U.S. mortgage insurer, PMI Mortgage Insurance Co. ("PMI") initiated pricing and underwriting guideline changes in 2007 with respect to, among other loan products, loans with loan to value ratios in excess of 97.00% ("Above 97s"). These pricing and underwriting guideline changes were based upon PMI's review of its portfolio and in response to substantially higher demand for mortgage insurance coverage of Above 97s. As a result of these changes, the percentage of Above 97s in PMI’s new insurance written declined in the fourth quarter of 2007 to 21%, compared to approximately 32% of PMI's primary new insurance written for the full year of 2007.

Effective March 1, 2008, PMI will institute additional underwriting guideline changes which will, among other things, preclude future mortgage insurance coverage by PMI through its primary flow channel of Above 97s.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The PMI Group, Inc.

February 8, 2008	By:	Donald P. Lofe, Jr.

Name: Donald P. Lofe, Jr.
Title: Executive Vice President and Chief Financial Officer

The PMI Group, Inc.

February 8, 2008	By:	Thomas H. Jeter

Name: Thomas H. Jeter
Title: Senior Vice President, Chief Accounting Officer and Corporate Controller